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                                 CARTER-WALLACE, INC.
                                EXECUTIVE SAVINGS PLAN


          1.    Purpose of the Plan

                The purpose of this Carter-Wallace, Inc. Executive Savings Plan is to provide a select group of executives with an opportunity to defer a portion of their annual pay which they may be precluded from deferring under the Carter-Wallace, Inc. Supplemental Retirement and Savings Plan, and to defer some or all of their awards under the Company's profit-sharing bonus award plan.

          2.    Definitions

                2.01 "Account" shall mean the bookkeeping account maintained for a Participant to record his Annual-Pay Deferrals, Company Matching Amounts, and Bonus Deferrals, together with earnings thereon credited pursuant to Section 5.03.

                2.02 "Administrator" shall mean the Retirement Committee established to manage the Company's retirement and savings plans.

                2.03 "Annual Pay" shall mean a Participant's base salary and overtime pay, including any portion thereof deferred pursuant to the Savings Plan, this Plan, or another nonqualified deferred compensation plan or arrangement.

                2.04 "Annual-Pay Deferral Election" shall mean a Participant's election pursuant to Section 3.02 to defer a portion of his Annual Pay.

                2.05 "Annual-Pay Deferrals" shall mean the amounts credited to a Participant's Account pursuant to
                       Section 3.02.

                2.06 "Bonus" shall mean an award under the Company's Profit Sharing Plan, including the portion of such an award deferred pursuant to this Plan or another nonqualified deferred compensation plan or arrangement.

                2.07 "Bonus Deferral Election" shall mean a Participant's election pursuant to Section 3.03 to defer all or a portion of such Participant's Bonus.

                2.08 "Bonus Deferrals" shall mean the amounts credited to a Participant's Account pursuant to Section 3.03.

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                2.10   "Code" shall mean the Internal Revenue Code of 1986,
                       as amended from time to time.

                2.11 "Company" shall mean Carter-Wallace, Inc. and any successor thereto.

                2.12 "Company Matching Amount" shall mean the amount credited to a Participant's Account pursuant to
                       Article 4.

                2.13 "Eligible Employee" shall have the meaning ascribed thereto in Section 3.01.

                2.14 "Employee" shall mean an "Employee" as defined in the Savings Plan, but shall not include any employee covered by a collective bargaining unit.

                2.15 "Investment Election" shall mean a Participant's election under Article 5 of the investment fund or funds used to measure the investment performance of the Participant's Account.

                2.16 "Make-Up Election" shall mean an Annual-Pay Deferral Election made pursuant to Section 3.02(a).

                2.17 "Participant" shall mean an Employee who satisfies the requirements for participation in the Plan pursuant to Section 3.01 and whose Account has not been distributed.

                2.18 "Plan" shall mean this Carter-Wallace, Inc. Executive Savings Plan, as amended from time to time.

                2.19   "Plan Year" shall mean the calendar year.

                2.20 "Projected Annual Total Compensation" for a calendar year shall mean the sum of (i) a Participant's combined Annual Pay and Bonus during the first 10 months of such year and (ii) the Participant's projected base salary for the last two months of such year (based on the salary rate in effect on November 1 of such year).

                2.21 "Savings Plan" shall mean the Carter-Wallace, Inc. Supplemental Retirement and Savings Plan, as amended from time to time.

                2.22 "Section 401(a)(17) Limitation" with respect to a Plan Year or calendar year shall mean the dollar limitation under Section 401(a)(17) of the Code in effect for such year. For purposes of this definition, the Section 401(a)(17) Limitation for 1993 shall be deemed to be $150,000.


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                2.23   "Select Group" shall mean, with respect to a Plan
                       Year, the group of Employees whose Projected Annual Total Compensation for the immediately preceding calendar year exceeds the Section 401(a)(17) Limitation for such immediately preceding year.

                2.24 "Unforeseeable Emergency" shall have the meaning ascribed thereto in Section 10.03.

                2.25 "Valuation Date" shall mean the last day of each calendar month.

                2.26 "Whole-Year Election" shall mean an Annual-Pay Deferral Election made pursuant to Section 3.02(b).

          3.    Participation and Deferral Elections

                3.01 Participation. Any Employee who is a member of the Select Group with respect to a Plan Year (an "Eligible Employee") shall be eligible to participate in the Plan for such Plan Year as of the latest of (i) the first day of such Plan Year, (ii) the first day on which he is eligible to participate in the Savings Plan, or (iii) April 1, 1994. To become a Participant with respect to a Plan Year, an Eligible Employee must file with the Company an Annual-Pay Deferral Election or a Bonus Deferral Election (or both) with respect to such Plan Year in accordance with Sections 3.02 or 3.03, respectively. Participation in the Plan shall terminate when all amounts credited to a Participant's Account have been distributed.

                3.02 Annual-Pay Deferral Elections. An Eligible Employee may elect to defer a portion of his Annual Pay by making a written election on such form as the Administrator shall designate. Such election must be made prior to the later of April 1, 1994 or the first day of the Plan Year to which such election relates, or such earlier date as the Administrator may specify, and may not be modified or revoked after the commencement of such Plan Year except as provided in Sections 3.04 and 10.01. An Annual-Pay Deferral Election applies only to the Annual Pay for the Plan Year to which such election relates; to defer a portion of his Annual Pay in a subsequent Plan Year a Participant must make a new Annual-Pay Deferral Election. An amount deferred pursuant to an Annual-Pay Deferral election shall be credited to the Participant's Account within 30 days after the date on which such amount was otherwise payable.

                       An Annual-Pay Deferral Election shall consist of a Make-Up Election, a Whole-Year Election, or both.

                       (a) A Make-Up Election, which shall be for any whole percentage up to 4% of a Participant's Annual Pay, shall be effective with respect


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                            to all Annual Pay for the Plan Year earned after
                            the last day of the payroll period during which such Annual Pay attains the Section 401(a)(17) Limitation.

                       (b) A Whole-Year Election shall be for any whole percentage up to 20% of a Participant's Annual Pay, and shall be effective for the entire Plan Year to which it relates.

                       No Make-Up Election or Whole-Year Election shall be effective with respect to Annual Pay that is payable prior to the effective date of his participation pursuant to Section 3.01.

                3.03 Bonus Deferral Elections. An Eligible Employee may elect to defer any whole percentage of his Bonus by making a written election on such form as the Administrator shall designate. Such election must be made prior to the first day of the Company's fiscal year during which the services to which the Bonus relates are rendered, or such earlier date as the Administrator may specify, and may not be modified or revoked after the commencement of such fiscal year except as specified in Sections 3.04 and
                       10.01. A Bonus Deferral Election applies only to the Bonus paid for the fiscal year to which such election relates; to defer all or a portion of a Bonus paid on account of a subsequent fiscal year the Participant must file a new Bonus Deferral Election. The portion of a Bonus deferred pursuant to a Bonus Deferral Election shall be credited to the Participant's Account on the Valuation Date coinciding with or next following the date on which the Bonus was otherwise payable.

                3.04 Suspension of Deferrals. Notwithstanding anything to the contrary in this Article 3, in the event (i) a Participant receives a qualifying emergency withdrawal from the Savings Plan or (ii) the Administrator approves a Participant's request for a suspension of deferrals pursuant to Section 10.01 on account of an Unforeseeable Emergency, the Participant's Annual-Pay Deferral Election and Bonus Deferral Election shall be suspended with respect to any Annual Pay or Bonuses otherwise payable during the period beginning on the date of such withdrawal or effective date of such approval and ending on the last day of the next succeeding Plan Year.

          4.    Company Matching Amount

                For each Plan Year, the Company shall credit to a Participants's Account a Company Matching Amount equal to 50% of the amount of the Participant's Annual Pay deferred pursuant to his Make-Up Election; provided, however, that no matching contribution shall be made with respect to a Participant for a Plan Year unless such Participant's total elective deferrals under the Savings Plan for such Plan Year were equal to the dollar limitation under Section 402(g)(1) of the Code (or such lesser


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                limitation on elective deferrals as may apply to the
                Participant under the Savings Plan) for such Plan Year. Such Company Matching Amount shall be credited to the Participant's Account not later than 60 days following the end of such Plan Year.

                Solely for purposes of calculating the Company Matching Amount, the amount deferred by a Participant pursuant to his Make-Up Election shall be deemed to include the amount that would have been deferred had his Make-Up Election become effective at the point at which his Annual Pay attained the Section 401(a)(17) Limitation (rather than on the first day of the following payroll period).

          5.    Investment Performance Elections

                5.01 Initial Election. Prior to the commencement of his participation in the Plan, each Participant shall file an initial Investment Election which shall designate from among the investment funds available for selection under the Plan the investment fund or funds which shall be used to measure the investment performance of the Participant's Account.

                5.02 Change in Election. A Participant may change his Investment Election by a filing a written notice with the Administrator. Such change may relate to the Participant's existing Account balance, to future Annual-Pay Deferrals, Bonus Deferrals, and Company Matching Amounts, or to both, and shall be effective on the first day of the calendar quarter next following receipt of such notice by the Administrator; provided, however, that if the Administrator adopts rules permitting changes to be made more frequently than quarterly the effective date of a change in a Participant's Investment Election shall be modified accordingly.

                5.03 Crediting of Investment Return. As of any Valuation Date, each Participant's Account shall, under such procedures as the Administrator shall establish, be credited with any income, and debited with any loss, that would have been realized if the amounts credited to his Account had been invested since the preceding Valuation Date in accordance with his Investment Election.

                       References in the Plan to Investment Elections are for the sole purpose of attributing hypothetical investment performance to each Participant's Account. Nothing herein shall require the Company to invest, earmark, or set aside its general assets in any specific manner.

          6.    Accounts

                6.01 Maintenance of Accounts. The Administrator shall maintain or cause to be maintained records showing the individual balances of each Account. At

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                       least once per year each Participant shall be
                       furnished with a statement setting forth the value of his Account.

                6.02 Vesting. All amounts in a Participant's Account shall be fully vested.

          7.    Distribution of Benefits

                7.01 Benefit Payment Election. Prior to the commencement of his participation in the Plan, each Participant shall file a benefit payment election with the Administrator on such form as the Administrator shall prescribe specifying (i) whether the Participant's benefit is to be paid in a lump sum or in substantially equal annual installments, (ii) the year in which such lump-sum payment is to be made or such installments are to commence, (iii) if installments are elected, the number of such installments. Except as provided in Section 10.02, no portion of a Participant's benefit may be distributed prior to his separation from service. Lump-sum payments may not be made later than, and installment payments may not extend beyond, the 15th anniversary of the date of the Participant's separation from service.

                7.02 Change in Election. A Participant's benefit payment election may be changed from time to time, provided, however, that no such change shall be effective if the Participant's separation from service from the Company occurs less than one year after the date such change is made. In such event the Participant's benefit shall be paid in accordance with his most recent election or change in election (other than a change in election made less than one year before his separation from service).

                7.03 Distribution of Benefits. Except as otherwise provided in Article 9, a Participant's Account shall be distributed in accordance with his benefit payment election made pursuant to Section 7.01 (after giving effect to any modifications to such election pursuant to Section 7.02). The payment of any installment or lump sum shall, in accordance with the Participant's election, be made either (i) within 30 days after the date of the Participant's separation from service or (ii) during the first 30 days of a calendar year commencing after the Participant separates from service.


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          8.    Death of a Participant

                8.01   Except as otherwise provided in Article 9 and in
                       Section 8.02, in the event of a Participant's death prior to the distribution of his entire Account balance, the remaining balance in his Account shall be distributed in accordance with his benefit payment election made pursuant to Section 7.01 (after giving effect to any modifications to such election pursuant to Section 7.02). Such distribution shall be made to the beneficiary designated by the Participant under the Savings Plan, unless the Participant has specifically designated a different beneficiary under this Plan in a writing filed with the Administrator.

                8.02 A Participant may elect to have any amount remaining in his account upon his death paid to his beneficiary in a lump sum within 30 days after the Administrator has received notification of his death, rather than in accordance with his benefit payment election under Section 7.01. Such a lump-sum death benefit election may be made or revoked at any time, provided, however, that no such election or revocation shall be effective if made less than one year before the date of the Participant's death.

          9.    Change in Control

                9.01 Notwithstanding any provision to the contrary herein, in the event of a Change in Control (as defined in Section 9.02) the entire balance in a Participant's Account shall be distributed in a lump sum to the Participant or his beneficiary within 30 days following such Change in Control.

                9.02   A Change in Control shall mean the acquisition by
                       any person (including an individual, a corporation,
                       a partnership, an association, a joint-stock
                       company, a trust, or any unincorporated
                       organization, but excluding a member of the Hoyt Family, a trust primarily for the benefit of members of the Hoyt Family or parties controlled by members of the Hoyt Family) in one or in a series of
                       transactions of (i) shares of stock which would,
                       alone or aggregated with shares of stock already
                       owned by such person, result in such person owning more than 50 percent of the voting power of the securities of the Company possessing the right to vote on the election of directors and all other matters which require the approval of shareholders generally; (ii) all or substantially all of the properties and assets of the Company; or (iii) the power, whether direct or indirect, whether exercised or not, to direct or cause the direction of the management or policies of the Company, whether through record or beneficial ownership of voting securities or other equity or debt interests, by contract, by proxy or otherwise. For purposes of this definition, the
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                       "Hoyt Family" shall mean the family of Henry H. Hoyt,
                       Sr., his descendants, and members of such descendants' families.

          10.   Unforeseeable Emergencies

                10.01 Suspension of Deferrals. In the event of a Participant's Unforeseeable Emergency, such Participant may request a suspension of his Annual-Pay Deferral and Bonus Deferral in accordance with
                       Section 3.04 (if a suspension is not already in effect pursuant to such section). Any such request shall be subject to the approval of the Administrator, which approval shall not be granted unless such need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). If the request is granted, such suspension shall be effective as of such date as the Administrator shall prescribe.

                10.02 Emergency Withdrawal. In the event of a Participant's Unforeseeable Emergency, such Participant may request an emergency withdrawal from his Account. Any such request shall be subject to the approval of the Administrator, which approval
                       (a) shall not be granted unless the Participant's Annual-Pay Deferral Election and Bonus Deferral Election have been suspended pursuant to Section 3.04, (b) shall only be granted to the extent reasonably needed to satisfy the need created by the Unforeseeable Emergency, and (c) shall not be granted to the extent that such need may be relieved
                       (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

                10.03 Unforeseeable Emergency. An "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or his dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. Examples of circumstances not qualifying as an Unforeseeable Emergency include the need to send a Participant's child to college and the desire to purchase a home.

          11.   Administration

                The Plan shall be administered by the Administrator, which shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan. The Administrator's good-faith determination with respect to any issue relating to the interpretation of the Plan shall be conclusive and final.

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          12.   General Provisions

                12.01 No Contract of Employment. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant for a continuation of employment, nor shall it interfere with the rights of the Company to discharge a Participant and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

                12.02 Withholding. As a condition to a Participant's entitlement to benefits hereunder, the Company shall have the right to deduct from any amounts otherwise payable to a Participant, whether pursuant to the Plan or otherwise, or otherwise to collect from the Participant, any required withholding taxes with respect to benefits under the Plan.

                12.03 Non-Assignability of Benefits. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or a levy, or liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

                12.04 Successor Employers. The Plan shall be binding upon the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, and whether by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company, by written agreement to expressly assume and agree to perform the Company's obligations under the Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. The provisions of this
                       Section 12.04 shall continue to apply to each subsequent employer of the Participant hereunder in the event of any subsequent merger, consolidation, or transfer of assets of such subsequent employer.

                12.05 Governing Law. The laws of the State of New York shall govern the construction of this Plan and the rights and the liabilities hereunder of the parties hereto.

                12.06 Pronouns. The masculine pronoun shall mean the feminine wherever appropriate.

          13.   Source of Benefits

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                The Plan is an unfunded plan maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Benefits under the Plan shall be payable from the general assets of the Company. The Plan shall not be construed as conferring on a Participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property of any kind possessed by the Company. To the extent that a Participant or any other person acquires a right to receive payments from the Company, such right shall be no greater than the right of an unsecured general creditor.

          14.   Effective Date

                This Plan shall be effective April 1, 1994.

          15.   Grandfather Provisions

                15.01 In the case of a Participant who (i) was a participant in the Savings Plan during the 1993 plan year and deferred under that plan for such plan year at least 4% of his compensation (as defined in the Savings Plan), and (ii) is a Participant in this Plan as of April 1, 1994, such Participant's Account shall be credited as of April 1, 1994 with an amount equal to the excess of (a) 2% of his Annual Pay for the 1993 plan year over (b) the amount of the matching contribution allocated to his account under the Savings Plan for such plan year. Such credited amount shall be treated as a Company Matching Amount for purposes of the Plan.

                15.02 In the case of any Participant who had entered into one or more agreements with the Company (other than deferral elections under the Savings Plan) (the "Agreements") providing for the deferral of all or a portion of his Bonus payable on account of any fiscal year ending before April 1, 1994, the total amount of bonuses so deferred, plus any interest credited to the Participant's account pursuant to the terms of such agreements, shall be transferred to the Participant's Account under this Plan as of April 1, 1994 (or, in the case of a bonus payable with respect to the fiscal year ending March 31, 1994, within 30 days after the date the amount of such bonus is otherwise payable). Any amount so transferred shall be treated for purposes of the Plan as a Bonus Deferral. Notwithstanding anything to the contrary herein, an individual who had entered into one or more Agreements shall be required, as a condition of eligibility to participate in the Plan, to request prior to April 1, 1994 the transfers described in this Section
                       15.02 and to agree that the Plan shall supersede the respective Agreements as of the effectiveness of such transfers.

          16.   Amendment or Termination
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                The Board of Directors of the Company reserves the right to amend or terminate this Plan at any time; provided, however, that without such Participant's written consent, no amendment or termination of the Plan shall adversely affect the right of any Participant to receive, or otherwise result in a material adverse effect on such Participant's rights under the Plan with respect to, his accrued benefits as determined as of the date of amendment or termination.



                       IN WITNESS OF WHICH, the Company has adopted the Plan this ____ day of ______________, 1994.


                                                CARTER-WALLACE, INC.



                                                By:_____________________

                                                Its:____________________




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